UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2013

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Navistar Drive, Lisle Illinois 60532

(Address of Principal executive offices, including Zip Code)

(331) 332-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 11, 2013, Navistar International Corporation (the “Company”) completed its previously announced private placement of $200,000,000 aggregate principal amount of 4.50% senior subordinated convertible notes due 2018 (the “Convertible Notes”) pursuant to a Purchase Agreement, dated October 7, 2013 (the “Purchase Agreement”), by and between the Company and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”). The Initial Purchasers also have the option to purchase up to an additional $30,000,000 principal amount of the Convertible Notes at the offering price within the 30-day period from the date of the original issuance of the Convertible Notes. The Convertible Notes are governed by the terms of an indenture, dated as of October 11, 2013 (the “Indenture”), by and among the Company, Wilmington Trust, National Association, as trustee (the “Trustee”) and Citibank, N.A., as paying agent.

Interest is payable on the Convertible Notes on April 15 and October 15 of each year beginning on April 15, 2014 until their maturity date of October 15, 2018. Holders may convert the Convertible Notes into common stock of the Company, par value $0.10 per share (“Common Stock”), at their option prior to April 15, 2018, under the following circumstances: (1) during any fiscal quarter commencing after October 31, 2013, if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each such trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Convertible Notes for each trading day of that measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the applicable conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On and after April 15, 2018 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances.

Upon conversion, the Company will satisfy its conversion obligations by delivering, at its election, shares of Common Stock (plus cash in lieu of fractional shares), cash, or any combination of cash and shares of Common Stock in accordance with the terms of the Indenture. The initial conversion rate will be 17.1233 shares of Common Stock per $1,000 principal amount of Convertible Notes, equivalent to an initial conversion price of $58.40 per share of Common Stock. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest. Following certain corporate transactions that occur prior to the maturity date, the Company will increase the conversion rate for a holder that elects to convert its Convertible Notes in connection with such a corporate transaction in certain circumstances.

On or after October 15, 2016, the Convertible Notes will be subject to redemption, in whole or in part, at the Company’s option, at a redemption price equal to 100% of the principal amount of Convertible Notes to be redeemed, plus accrued and unpaid interest (including any additional interest) to, but excluding, the redemption date, if the last reported sale price of Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending within 10 trading days immediately prior to the date of the redemption notice exceeds 130% of the applicable conversion price for the Convertible Notes on each applicable trading day. If the Company calls any or all of the Convertible Notes for redemption, holders will have the right to convert their Convertible Notes at any time until the close of business on the business day preceding the redemption date.

Subject to certain exceptions, holders may require the Company to repurchase, for cash, all or part of the Convertible Notes upon a “Fundamental Change” (as defined in the Indenture) at a price equal to 100% of the principal amount of the Convertible Notes being repurchased plus any accrued and unpaid interest, including any additional interest, to, but excluding, the date of repurchase.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; failure to convert the Convertible Notes in accordance with the Indenture, breach of other agreements in the Indenture; defaults in, or failure to pay, certain other indebtedness; the rendering of judgments to pay certain amounts of money against the Company and its subsidiaries; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is not cured within the time periods specified, the Trustee or the holders of at least 25% in principal amount of the then outstanding series of Convertible Notes may declare all the Convertible Notes of such series to be due and payable immediately.

The foregoing description of the Purchase Agreement and the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, form of convertible note and Purchase Agreement filed hereto as Exhibits 4.1, 4.2 and 10.1, respectively, which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The Convertible Notes were sold to Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale to qualified institutional buyers pursuant to Rule 144A of the Securities Act. The Company does not intend to file a shelf registration statement for the resale of the Convertible Notes or the Common Stock issuable upon conversion of the Convertible Notes, if any.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Additional information pertaining to the Convertible Notes and the shares of Common Stock issuable upon conversion of the Convertible Notes is contained in Item 1.01 of this report and is incorporated herein by reference

Item 8.01. Other Events.

On October 7, 2013, the Company issued a press release announcing the pricing of the offering of Convertible Notes. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following documents are filed herewith:

Exhibit No.	Description

Exhibit 4.1	Indenture, dated as of October 11, 2013, between Navistar International Corporation and Wilmington Trust, National Association, as Trustee

Exhibit 4.2	Form of 4.50% Senior Subordinated Convertible Note due 2018 (included in Exhibit 4.1)

Exhibit 10.1	Purchase Agreement, dated as of October 7, 2013, by and between Navistar International Corporation and J.P. Morgan Securities LLC, as representative of the initial purchasers listed on Schedule 1 thereto

Exhibit 99.1	Press release dated October 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION

Date: October 11, 2013	/s/ Walter G. Borst
	Name:	Walter G. Borst
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Indenture, dated as of October 11, 2013, between Navistar International Corporation and Wilmington Trust, National Association, as Trustee

Exhibit 4.2	Form of 4.50% Senior Subordinated Convertible Note due 2018 (included in Exhibit 4.1)

Exhibit 10.1	Purchase Agreement, dated as of October 7, 2013, by and between Navistar International Corporation and J.P. Morgan Securities LLC, as representative of the initial purchasers listed on Schedule 1 thereto

Exhibit 99.1	Press release dated October 7, 2013